UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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HMS Holdings Corporation

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HMS HOLDINGS CORP.
401 Park Avenue South
New York, New York 10016

Notice of Annual Meeting of Shareholders to be held June 10, 2004

     The Annual Meeting of Shareholders (the Meeting) of HMS Holdings Corp. will be held at our offices located at 401 Park Avenue South, New York, New York, on June 10, 2004 at 1:00 p.m., Eastern Daylight Time, for the following purposes:

     1. To elect three directors to serve for two-year terms expiring at the annual meeting in 2006 and until their successors are elected and qualified;

     2. To consider and take action on the ratification of the selection of KPMG LLP as our independent certified public accountants for fiscal year 2004; and

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 23, 2004 will be entitled to receive notice of and to vote at the Meeting and at any adjournments of the Meeting.

     Shareholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date, and return the enclosed form of proxy in the accompanying postage-prepaid envelope. It is important that your shares be represented at the Meeting by virtue of your executed proxies should you be unable to attend the Meeting in person. Your promptness in responding will assist us to prepare for the Meeting and to avoid the cost of a follow-up mailing. If you receive more than one form of proxy because you own shares registered in different names or at different addresses, each form of proxy should be completed and returned.

Sincerely, William F. Miller III Chairman and Chief Executive Officer

May 11, 2004

HMS HOLDINGS CORP.
401 Park Avenue South
New York, New York 10016

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held June 10, 2004

GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of HMS Holdings Corp., a New York corporation, in connection with the solicitation by our Board of Directors of proxies for use at our Annual Meeting of Shareholders (the Meeting). The Meeting is scheduled to be held on Thursday, June 10, 2004, at 1:00 p.m., Eastern Daylight Time, at our offices located at 401 Park Avenue South, New York, New York. We anticipate that this Proxy Statement and the enclosed form of proxy will be mailed to shareholders on or about May 11, 2004.

     At the Meeting, shareholders will be asked to vote upon: (1) the election of three directors; (2) the ratification of the selection of independent certified public accountants for fiscal year 2004; and (3) such other business as may properly come before the Meeting and at any adjournments thereof.

Voting Rights and Votes Required

     The close of business on April 23, 2004 has been fixed as the record date (the Record Date) for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, we had outstanding and entitled to vote 19,150,238 shares of Common Stock, par value $0.01 per share (the Common Stock). Because many shareholders cannot attend the Meeting in person, it is necessary that a large number be represented by proxy. Shareholders have a choice of voting over the Internet, by using a toll-free number or by completing a proxy card and mailing it in the postage-paid envelope provided. Shareholders should refer to their proxy card or the information forwarded by their bank, broker or other holder of record to see which voting options are available to them. Shareholders should be aware that if they vote over the Internet, they may incur costs such as telephone and Internet access charges for which they will be responsible. The Internet and telephone voting facilities for shareholders will close at 11:59 p.m. Eastern Daylight Time on June 9, 2004. Other deadlines may apply to shareholders whose stock is held of record by a bank, a broker or other holder of record.

     A majority of the shares of Common Stock entitled to vote at the Meeting must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held.

     Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The three candidates receiving the highest number of votes will be elected. In tabulating the votes, votes withheld in connection with the election of one or more nominees and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote thereat will be required to ratify the selection of our independent certified public accountants. Abstentions and broker nonvotes will count for quorum purposes. Abstentions and broker nonvotes will be disregarded and will have no effect on the outcome of the proposal to ratify the selection of independent certified public accountants.

Voting of Proxies

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under “Election of Directors” and FOR the ratification of the selection of independent certified public accountants.

Revocation of Proxies

     Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised by: (i) written notice to our Secretary, (ii) timely notice of a properly executed proxy bearing a later date delivered to us, or (iii) voting in person at the Meeting.

Solicitation of Proxies

     We will bear the cost of this solicitation, including amounts paid to banks, brokers, and other record owners to reimburse them for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the materials being forwarded to shareholders of record and certain other beneficial owners of Common Stock by our officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Meeting.

     Mellon Investor Services LLC has been retained to receive and tabulate proxies and to provide representatives to act as inspectors of election for the Meeting.

MATTERS SUBJECT TO SHAREHOLDER VOTE

1. ELECTION OF DIRECTORS

     Pursuant to our by-laws, our Board of Directors is currently divided into two classes, with one class standing for election each year for two-year terms. The terms of three directors will expire at the Meeting. Accordingly, the terms of the three nominees listed below, if elected at the Meeting, will expire at the 2006 annual meeting. The terms of the other current directors listed below will expire at the 2005 annual meeting.

     The three persons designated by the Board of Directors as nominees for election as directors with terms expiring at the 2006 annual meeting are Randolph G. Brown, James T. Kelly and Galen D. Powers.

     Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the three nominees to serve for two-year terms expiring at the 2006 annual meeting, and in each case until their successors are elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named in the following table will be available for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

Name	Position with the Company or Principal Occupation	Served as Director from
Nominees for directors for two-year terms ending in 2006:
Randolph G. Brown	Private Investor. Formerly Chairman and Chief Executive Officer of One Inc., a surgery center management company.	1998
James T. Kelly	Private Investor. Formerly Chairman of the Board and Chief Executive Officer of Lincare Holdings, Inc., a provider of oxygen and respiratory therapy services to patients in the home.	2001
Galen D. Powers	Senior Founder of Powers, Pyles, Sutter & Verville, P.C., healthcare law firm; Director of MedCath, which owns and operates acute care hospitals that specialize in cardiovascular disease.	1992

Directors continuing in office until 2005:
William F. Miller III	Our Chairman and Chief Executive Officer.	2000
William W. Neal	Private Investor. Affiliate of Piedmont Venture Partners, a venture capital firm.	1989
Ellen A. Rudnick	Executive Director, Michael P. Polsky Entrepreneurship Center, University of Chicago Graduate School of Business.	1997
Richard H. Stowe	Private Investor. Senior Advisor to Capital Counsel LLC, an asset management firm.	1989

Executive Officers and Directors

     Certain information is set forth below with respect to our executive officers and directors as of April 23, 2004:

Name	Position
William F. Miller III	Chairman and Chief Executive Officer
Robert M. Holster	President and Chief Operating Officer
William C. Lucia	President, Health Management Systems, Inc.
Randolph G. Brown (1)	Director
James T. Kelly (1) (2)	Director
William W. Neal (2)	Director
Galen D. Powers (3)	Director
Ellen A. Rudnick (3)	Director
Richard H. Stowe (1) (2) (3)	Director

As of April 23, 2004, Board Committee membership was as follows:

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Compliance Committee

     William F. Miller III, 54, Chairman and Chief Executive Officer, joined us in October of 2000 as Chief Executive Officer and director. On December 14, 2000, Mr. Miller was elected Chairman of the Board. From 1983 through 1999, Mr. Miller served as President and Chief Operating Officer of EmCare Holdings, Inc., a leading national healthcare services firm focused on the provision of emergency physician medical services. From 1980 through 1983, Mr. Miller served as Administrator/Chief Operating Officer of Vail Mountain Medical. Prior to 1980, Mr. Miller served in various management positions as CFO and CEO of various investor owned hospital facilities. Mr. Miller is currently a director of Lincare Holdings, Inc. and AMN Healthcare, Inc.

     Robert M. Holster, 57, re-joined us in April of 2001 as President and Chief Operating Officer. From 1993 through 1998, Mr. Holster served as President and Chief Executive Officer of HHL Financial Services, Inc., at the time one of the nation’s largest healthcare accounts receivable management companies. From 1998 to 2000, Mr. Holster served as Trustee of the HHL Trust. Previously, Mr. Holster served as our Executive Vice President from 1982 through 1993 and as one of our directors from 1989 through 1996. Prior to 1982, Mr. Holster served in a number of executive positions including Chief Financial Officer of Macmillan, Inc. and Controller of Pfizer Laboratories, a division of Pfizer, Inc. Mr. Holster is currently a director of Hi-Tech Pharmacal, Inc.

     William C. Lucia, 46, President of our Health Management Systems, Inc. subsidiary, joined us in 1996. Mr. Lucia has held several positions with us including: President, Payor Services Division, 2001 to 2002; Vice President and General Manager, Payor Services Division, 2000 to 2001; Vice President, Business Office Services, 1999 to 2000; Chief Operating Officer of Quality Medical Adjudications, Incorporated (QMA) (formerly a wholly-owned subsidiary of ours) and Vice President of West Coast Operations, 1998 to 1999; Vice President and General Manager of QMA, 1997 to 1998; and Director of Information Systems for QMA, 1996 to 1997. Prior to joining us, Mr. Lucia served in various executive positions including Senior Vice President, Operations and Chief Information Officer for Celtic Life Insurance Company and Senior Vice President, Insurance Operations for North American Company for Life and Health Insurance. Mr. Lucia is a Fellow, Life Management Institute (LOMA).

     Randolph G. Brown, 61, has served as a director since 1998. Mr. Brown is a private investor who formerly served as Chairman and Chief Executive Officer of One Inc., a developer and manager of refractive and cataract surgery centers in New York, from August of 1999 until he sold the business in October 2001. Previously, Mr. Brown had been an independent business consultant since November 1996, principally as a venture partner with Morgenthaler Venture Partners. From July 1987 through October 1996, Mr. Brown served in various senior executive positions, including Chairman, President and Chief Executive Officer for Medaphis Corporation, a provider of accounts receivable management services to hospital-affiliated physicians and hospitals. From 1978 to 1987, Mr. Brown served in various management positions with Humana Inc., at that time a provider of integrated healthcare delivery services.

     James T. Kelly, 57, has served as a director since December 2001. Mr. Kelly is a private investor who formerly served as the Chief Executive Officer of Lincare Holdings, Inc., one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home, from 1986 through 1996, and served as Chairman of the Board from 1994 through 2000. Prior to becoming Lincare’s Chief Executive Officer, Mr. Kelly served in a number of positions within the Mining and Metals Division of Union Carbide Corporation. Mr. Kelly is currently a director of American Dental Partners, Inc. and several private companies.

     William W. Neal, 72, has served as a director since 1989. Mr. Neal is a private investor who is currently affiliated with Piedmont Venture Partners, a venture capital firm. Mr. Neal formerly served as Managing Principal of Piedmont Venture Partners from 1996 to 2001. From 1989 to 1996, he served as Chief Executive Officer of Broadway and Seymour, a company that provided software and computer systems to the banking industry. From 1985 through July 1989, he was a general partner of Welsh, Carson, Anderson & Stowe (WCAS), an investment firm. Mr. Neal was Senior Vice President, Marketing of Automated Data Processing, Inc. (ADP) from 1984 to 1985 and a Group President of ADP from 1978 to 1984. He served as a director of ADP from 1982 to 1985.

     Galen D. Powers, 67, has served as a director since 1992. Mr. Powers is the Senior Founder of Powers, Pyles, Sutter & Verville P.C., a Washington, D.C. law firm specializing in healthcare and hospital law, which he founded in 1983. Mr. Powers was the first chief counsel of the federal Health Care Financing Administration (now Centers for Medicare and Medicaid Services) and has served as a director and the President of the American Health Lawyers Association. Mr. Powers is currently a director of MedCath, Inc., which owns and operates acute care hospitals that specialize in cardiovascular disease, and a number of private companies in the healthcare field.

     Ellen A. Rudnick, 53, has served as a director since 1997. Ms. Rudnick is an Executive Director and Clinical Professor of the Michael P. Polsky Entrepreneurship Center, University of Chicago Graduate School of Business. She also served as Chairman of CEO Advisors, Inc., a privately held consulting firm through 2003. From 1993 until 1999, Ms. Rudnick served as Chairman of Pacific Biometrics, Inc., a publicly held healthcare biodiagnostics company and its predecessor, Bioquant. From 1990 to 1992, she was President and Chief Executive Officer of Healthcare Knowledge Resources (HKR), a privately held healthcare information technology corporation, and subsequently served as President of HCIA, Inc. (HCIA) following the acquisition of HKR by HCIA. From 1975 to 1990, Ms. Rudnick served in various positions at Baxter Health Care Corporation, including Corporate Vice President and President of its Management Services Division. She also serves on the Boards of Liberty Mutual Insurance Company, Oxford Health Plans, Inc. and Patterson Dental Supply, Inc.

     Richard H. Stowe, 60, has served as a director since 1989. Mr. Stowe is a private investor and Senior Advisor to Capital Counsel LLC, an asset management firm, and to CB Health Ventures, a private equity firm. From 1979 until 1998, Mr. Stowe was a general partner of WCAS. Prior to 1979, he was a Vice President in the venture capital and corporate finance groups of New Court Securities Corporation (now Rothschild, Inc.). Mr. Stowe is also a director of MedQuist, Inc., a provider of medical record transcription services.

Directors’ Fees

     We pay non-employee directors $2,500 quarterly and $1,500 for each special Board of Directors or committee meeting that they attend, and reimburse them for expenses incurred in attending those meetings.

     On November 6, 2003, Randolph G. Brown, James T. Kelly, William W. Neal, Galen D. Powers, Ellen A. Rudnick and Richard H. Stowe and were each granted options under our 1999 Long-Term Incentive Stock Plan to purchase 30,000 shares of Common Stock, at an exercise price of $3.05 per share (the fair market value of the Common Stock on such date). The options vest one-third on the date of grant and one-third annually thereafter on the anniversary date of the grant.

     At our annual meeting on June 4, 2002, our shareholders approved the grant to James T. Kelly of options to purchase 250,000 shares of Common Stock outside of our 1999 Long-Term Incentive Stock Plan. The options had an exercise price of $2.48 per share, which was the fair market value of our Common Stock on December 12, 2001, the date Mr. Kelly became a director, and vested in their entirety on June 4, 2002. These options were granted to Mr. Kelly as an inducement to him to serve on our Board of Directors.

     On December 12, 2001, William W. Neal, Ellen A. Rudnick, Galen D. Powers, Richard H. Stowe and Randolph G. Brown were each granted options under our 1999 Long-Term Incentive Stock Plan to purchase 60,000 shares of Common Stock, at an exercise price of $2.48 per share (the fair market value of the Common Stock on such date). The options vest one-third on the date of grant and one-third annually thereafter on the anniversary date of the grant.

     On December 15, 2000, William W. Neal, Ellen A. Rudnick, and Galen D. Powers were each granted options under our 1999 Long-Term Incentive Stock Plan to purchase 25,000 shares of Common Stock, at an exercise price of $1.07 per share (the fair market value of the Common Stock on such date). The options vest one-third on the date of grant and one-third thereafter annually on the anniversary date. In addition, on December 15, 2000, Richard H. Stowe and Randolph G. Brown were each granted options under our 1999 Long-Term Incentive Stock Plan to purchase 150,000 shares of Common Stock, at an exercise price of $1.07 per share (the fair market value of the Common Stock on such date). The options vest as follows: 30,000 on the date of grant, 45,000 shares on the first anniversary, and the remaining 75,000 shares thereafter in eight equal quarterly installments. This grant represented 25,000 options for service as Board members consistent with the grant described above made to the other outside directors, 25,000 options for additional Board member service for participation in our strategic review, divestiture assessment and operational re-engineering, and 100,000 options for additional consulting service beyond their status as Board members for participation in our strategic review, divestiture assessment and operational re-engineering.

Committees and Meetings of the Board of Directors

     The Board of Directors is composed of a majority of independent directors (as independence is defined in the rules of The NASDAQ Stock Market). The Board of Directors held five meetings during fiscal year 2003. Each director attended at least 75% of the aggregate of the total number of meetings of (a) the Board of Directors, and (b) the committees on which the director served.

     We do not have a policy with regard to directors’ attendance at annual meetings. One director attended our 2003 Annual Meeting.

     The committees of the Board of Directors consist of an Audit Committee, a Compensation Committee and a Compliance Committee. The charters of all Board Committees, the Company’s Code of Ethics and Code of Conduct for Designated Senior Financial Managers are available on our website at www.hmsholdings.com. In addition, the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     Audit Committee. The Audit Committee currently consists of Messrs. Brown (Chairman), Kelly and Stowe. Mr. Kelly replaced Mr. Powers as a member of the Audit Committee effective March 3, 2004. The Board has determined that all members of the Audit Committee are independent directors under the rules of The NASDAQ Stock Market and that each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. Brown qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the SEC) and that he is independent of management, as such term is defined in item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

     The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the Audit Committee include appointing the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to us by our independent accountants. The Audit Committee also approves the compensation of our independent accountants. The Audit Committee held four meetings during fiscal year 2003.

     Compensation Committee. The Compensation Committee reviews and recommends the compensation and bonuses of our executives. The Compensation Committee also administers our 1999 Long-Term Incentive Stock Plan and 1995 Non-Employee Director Stock Option Plan. The Compensation Committee is comprised of Messrs. Stowe (Chairman), Kelly and Neal. The Compensation Committee held two meetings during fiscal year 2003. The Board has determined that all members of the Compensation Committee are independent directors under the rules of The NASDAQ Stock Market.

     Compliance Committee. The Compliance Committee was formed on March 3, 2004 and consists of Mr. Powers (Chairman), Ms. Rudnick and Mr. Stowe. The purpose of the Compliance Committee is to oversee the operation of our Corporate Compliance Program providing for adherence to health care related laws, regulations, and guidance.

Director Nominations

     The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it was appropriate not to have a nominating committee because of the relatively small size of the Board of

Directors and the fact that the Board already has three committees comprised solely of independent directors. The entire Board of Directors, upon the recommendation of a majority of the independent directors (as independence is defined in the rules of The NASDAQ Stock Market), selects the nominees for election to the Board.

     Criteria for Nomination to the Board. In evaluating director candidates, regardless of the source of the nomination, the Board of Directors will consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, age, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. The Board of Directors has not established specific minimum qualifications in this connection. No formal policy has been established for the consideration of candidates recommended by shareholders, given the historically small number of shareholder recommendations received in the past. The Board of Directors does not believe the lack of such a policy would materially affect its willingness to consider a suitable candidate recommended by shareholders.

     Process for Identifying and Evaluating Nominees. The independent directors initiate the process for identifying and evaluating nominees to the Board of Directors by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from all members of the Board of Directors and, if appropriate, a third-party search firm. The independent directors evaluate these candidates by reviewing their biographical information and qualifications and checking the candidates’ references. Qualified nominees are interviewed by at least one independent director. Appropriate candidates meet with all the independent directors, and using the input from such interviews and the information obtained by them, the independent directors evaluate which of the prospective candidates is qualified to serve as a director and whether they should recommend to the Board of Directors that the Board nominate, or elect to fill a vacancy, these final prospective candidates. Candidates recommended by the independent directors are presented to the Board for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Special Committee

     In late January 2003, we received a subpoena issued under the Health Insurance Portability and Accountability Act of 1996 from the United States Attorney’s Office for the Southern District of New York in connection with an investigation relating to possible healthcare offenses. The subpoena seeks the production of certain documents from January 1982 to present relating to medical reimbursement claims submitted by us to Medicare, Medicaid, and other federal healthcare programs, particularly on behalf of a significant client. At this point in the investigation, the United States Attorney’s Office has not filed any complaint asserting any violations of law.

     On January 30, 2003, the Board of Directors formed a Special Committee, consisting of Messrs. Stowe (Chairman), Kelly and Brown to supervise our response to the Department of Justice, supervise our defense during the course of the investigation and to conduct such investigations, with counsel, as the committee may deem necessary.

Code of Ethics

     We have adopted a Code of Conduct and Ethics that applies to our employees, officers (including our principal executive officer, principal financial officer and controller) and directors. The Code of Conduct and Ethics is posted on our website at www.hmsholdings.com and can also be obtained free of charge by sending a request to our Secretary at 401 Park Avenue South, New York, New York 10016. Any changes to or waivers under the Code of Conduct and Ethics as it relates to our principal executive officer, principal financial officer, controller or persons performing similar functions must be approved by our Board of Directors and will be disclosed in a current Report on Form 8-K within five business days of the change or waiver.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) and the rules issued thereunder, our executive officers and directors are required to file with the SEC and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished to us. Based solely on review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that during fiscal year 2003, all of our executive officers and directors complied with the requirements of Section 16(a).

Additional information regarding compensation of executive officers and directors is provided on pages 15 through 23 of this Proxy Statement.

2.	RATIFICATION OF THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected, subject to ratification by shareholders, KPMG LLP, independent certified public accountants, to audit our consolidated financial statements for fiscal year 2004. KPMG LLP has audited our consolidated financial statements and the financial statements of our predecessor since 1981.

     We expect representatives of KPMG LLP to attend the Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if so desired.

Fees of Independent Certified Public Accountants

     Consistent with the Audit Committee’s responsibility for engaging our independent auditors, subsequent to May 6, 2003, all audit and permitted non-audit services are required to be approved by the Audit Committee. Subsequent to May 6, 2003, all services were approved by the Audit Committee prior to the services being performed by the auditors.

     During fiscal years 2003 and 2002, fees in connection with services rendered by KPMG LLP, the Company’s independent auditors, were as follows:

	2003	2002
Audit fees	$213,000	$223,400
Audit related fees	20,500	20,400
Tax fees	—	—
All other fees	—	—

Total fees	$233,500	$243,800

     Audit fees are those fees for professional services rendered in connection with the audits of our consolidated financial statements for the years ended December 31, 2003 and 2002, the review of our quarterly condensed consolidated financial statements on Form 10-Q, review of SEC registration statements (including the review of our Form S-4 combined Registration Statement/Proxy Statement in connection with the Agreement and Plan of Merger related to our Corporate Reorganization during 2003) and related responses to SEC comment letters. Audit related fees consisted of services rendered in connection with employee benefit plan audits.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2004.

ADDITIONAL INFORMATION

Stock Ownership

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 2004 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each executive officer identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all executive officers and directors as a group. Except as otherwise noted, the named shareholder had sole voting and investment power with respect to such securities.

Name	Amount	Percentage
AIM Management Group (a) 11 Greenway Plaza, Suite 100 Houston, TX 77046	2,581,000	13.5%
Welch Capital Partners, LLC (b) 101 E. 52nd Street, 31st Floor New York, NY 10022	1,577,220	8.2%
Wells Fargo/Benson Associates LLC (c) 5335 Meadows Road, Suite 290 Lake Oswego, OR 97035	1,296,346	6.8%
Dimensional Fund Advisors Inc. (d) 1229 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	1,203,752	6.3%
William F. Miller III (e)	1,545,763	7.7%
Robert M. Holster (f)	984,978	4.9%
William C. Lucia (g)	222,528	1.1%
Philip Rydzewski (h)	33,334	*
Randolph G. Brown (i)	151,000	*
James T. Kelly (j)	280,000	1.4%
William W. Neal (k)	149,670	*
Galen D. Powers (l)	122,185	*
Ellen A. Rudnick (m)	111,500	*
Richard H. Stowe (n)	182,239	*
All executive officers and directors as a group (10 persons)(o)	3,783,197	17.1%

* denotes percentage of ownership is less than 1%.

(a) The number of shares of Common Stock beneficially owned is based upon information on a Schedule 13G filed by AIM Management Group with the SEC as of December 31, 2003.

(b) The number of shares of Common Stock beneficially owned is based upon information on a Scheduled 13G/A filed by Welch Capital Partners, LLC with the SEC as of December 31, 2003.

(c) The number of shares of Common Stock beneficially owned is based upon information on a Schedule 13G filed by Wells Fargo/Benson Associates LLC with the SEC as of December 31, 2003.

(d) According to its Schedule 13G for the year ended December 31, 2003, Dimensional Fund Advisors Inc. is a registered investment advisor which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. The shares of Common Stock are owned by these funds.

(e) Includes outstanding options to purchase 941,668 shares (75,000 of which are held in trust by members of the family of Mr. Miller, as to which Mr. Miller disclaims beneficial ownership) of Common Stock that are currently exercisable or will become exercisable before May 30, 2004. Also includes 6,000 shares of Common Stock owned by members of the family of Mr. Miller, as to which Mr. Miller disclaims beneficial ownership.

(f) Includes outstanding options to purchase 891,668 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004. Also includes 35,996 shares of Common Stock owned by members of the family of Mr. Holster, as to which Mr. Holster disclaims beneficial ownership.

(g) Includes outstanding options to purchase 215,834 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004.

(h) Includes outstanding options to purchase 33,334 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004. Mr. Rydzewski resigned as our Chief Financial Officer and as an employee effective April 22, 2004.

(i) Includes outstanding options to purchase 151,000 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004.

(j) Includes outstanding options to purchase 260,000 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004. Also includes 20,000 shares of Common Stock owned by members of the family of Mr. Kelly, as to which Mr. Kelly disclaims beneficial ownership.

(k) Includes 32,979 shares of Common Stock owned by members of the family of Mr. Neal, as to which Mr. Neal disclaims beneficial ownership. Also includes outstanding options to purchase 112,250 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004.

(l) Includes 237 shares of Common Stock owned by members of the family of Mr. Powers, as to which Mr. Powers disclaims beneficial ownership. Also includes outstanding options to purchase 116,750 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004.

(m) Includes outstanding options to purchase 108,500 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004.

(n) Includes 2,250 shares of Common Stock owned by members of the family of Mr. Stowe, as to which Mr. Stowe disclaims beneficial ownership. Also includes outstanding options to purchase 123,625 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004.

(o) Includes outstanding options to purchase 2,954,629 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2004.

Executive Compensation

Summary Compensation Table

     The following table sets forth the cash and non-cash compensation for the three years ended December 31, 2003 awarded to or earned by our Chief Executive Officer and by each of our other three most highly compensated executive officers. We only have three other executive officers.

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation($)	Long-Term Compensation Awards Securities Underlying Options	All Other Compensation($) (a)

William F. Miller III (b)	2003	$400,000	$200,000		$—	100,000	$6,000
Chairman and	2002	400,000	545,000	(b)	—	125,000	6,000
Chief Executive Officer	2001	400,000	574,000	(b)	—	825,000	5,100

Robert M. Holster (c)	2003	325,000	162,500		—	100,000	6,000
President and	2002	325,000	162,500		—	125,000	6,000
Chief Operating Officer	2001	243,750	100,000		—	775,000	4,828

William C. Lucia	2003	225,000	132,500		—	50,000	6,000
President, Health	2002	225,000	128,250		—	100,000	4,875
Management Systems, Inc.	2001	206,000	135,000		—	185,000	2,725

Philip Rydzewski (e)	2003	200,000	80,000		—	50,000	3,785
Chief Financial Officer,	2002	200,000	80,000		—	100,000	3,400
Treasurer, and Secretary	2001	91,077	44,000		—	150,000	1,200

(a)	Includes matching contributions under our 401(k) Plan.

(b)

Mr. Miller joined us as Chief Executive Officer and a director as of October 2, 2000. Mr. Miller’s entire bonus for 2002 and 2001, after deduction for related payroll taxes, was applied to pay the first and second principal installments and accrued interest on his indebtedness to the Company arising from the purchase of shares of our Common Stock in January 2001. See “Employment Agreements”.

(c)	Mr. Holster joined us as President and Chief Operating Officer during 2001.

(d)	Mr. Lucia joined us in 1996 and was appointed President of Health Management Systems, Inc. in March 2003.

(e)	Mr. Rydzewski joined us during 2001 and resigned effective April 22, 2004.

Employment Agreements

William F. Miller III – Chief Executive Officer

     On November 4, 2003, we amended our employment agreement with Mr. Miller, which was originally entered into on October 2, 2000 (the Miller Agreement). The Miller Agreement provides for his employment through October 2, 2006 (the Employment Term) (subject to earlier termination in certain circumstances as described below), at a base salary of $400,000 per year. Mr. Miller is eligible to receive bonus compensation from us in respect of each fiscal year (or portion thereof) during the Employment Term, in each case as may be determined by our Board of Directors in its sole discretion on the basis of performance-based or such other criteria as may be established from time to time by our Board of Directors.

     On January 10, 2001, as a condition of Mr. Miller’s employment, our former Accelerated Claims Processing, Inc. subsidiary, a Delaware corporation, provided the financing for Mr. Miller to purchase directly from us 550,000 shares of Common Stock. The loan, in the principal amount of $721,785, bore interest at the rate of 6.5% per annum, and was payable annually in two equal installments commencing January 2002. The loan was a full recourse loan and was secured by the purchased shares and the shares issuable upon the exercise of stock options. Bonuses otherwise payable to Mr. Miller were applied to pay the first and second installments of principal and interest on Mr. Miller’s note to us in January 2002 and 2003, respectively. The loan is now fully repaid.

     Also in connection with his employment, on January 10, 2001, the Compensation Committee granted Mr. Miller options to purchase 750,000 shares of Common Stock at an exercise price of $1.31 per share (the then current market price), with options covering 100,000 shares vesting on the first anniversary of the grant, and options covering the remaining 650,000 shares vesting thereafter in eight equal quarterly installments. These options were not granted pursuant to our 1999 Long-Term Incentive Stock Plan.

     If we terminate Mr. Miller’s employment without “cause” or if his employment ceases within 45 days of a “change in control” of us (both as defined in the Miller Agreement), Mr. Miller will be entitled to a continuation of salary for 24 months and group medical insurance for 36 months following termination of employment. In addition, certain of his unvested options accelerate and certain restrictions on his Common Stock are eliminated in the case of a change in control.

Robert M. Holster – President and Chief Operating Officer

     On February 11, 2004, we amended our employment agreement with Mr. Holster, which was originally entered into on March 31, 2001 (the Holster Agreement). The Holster Agreement provides for his employment through April 2, 2007 (the Holster Employment Term) (subject to earlier termination in certain circumstances as described below), at a base salary of $325,000 per year. Mr. Holster is eligible to receive bonus compensation from us in respect of each fiscal year (or portion thereof) during the Holster Employment Term, in each case as may be determined by our Board of Directors in its sole discretion on the basis of performance-based or such other criteria as may be established from time to time by our Board of Directors.

     Also in connection with his employment, on March 30, 2001, the Compensation Committee granted Mr. Holster options to purchase 700,000 shares of Common Stock at an exercise price of $1.19 per share (the then current market price), with options covering 100,000 shares vesting on the first anniversary of the grant, and options covering the remaining 600,000 shares vesting thereafter in eight equal quarterly installments. These options were not granted pursuant to our 1999 Long-Term Incentive Stock Plan.

     If we terminate Mr. Holster’s employment without “cause” or if his employment ceases within 45 days of a change in control of us (both as defined in the Holster Agreement), Mr. Holster will be entitled to a continuation of salary and group medical insurance for 24 months following termination of employment. In addition, certain of his unvested options accelerate in the case of a change in control.

William C. Lucia – President, Health Management Systems, Inc.

     On January 1, 2003, Mr. Lucia entered into an employment agreement (the Lucia Agreement) with us. The Lucia Agreement provides for his employment through January 1, 2006 (the Lucia Employment Term) (subject to earlier termination in certain circumstances as described below), at a base salary of $225,000 per year. Mr. Lucia is eligible to receive bonus compensation from us in respect of each fiscal year (or portion thereof) during the Lucia Employment Term in an amount of 50% of base salary, in each case as may be determined by our Board of Directors in its sole discretion on the basis of meeting Health Management Systems business objectives established from time to time by our Board of Directors.

     Also in connection with his employment, Mr. Lucia is eligible for consideration by our Board of Directors for awards of stock options under any stock option plan that may be established by the Company for its and its subsidiaries’ key employees. The amount, if any, of shares for which options may be granted to Mr. Lucia is in the sole discretion of the Compensation Committee of our Board of Directors.

     If we terminate Mr. Lucia’s employment without “cause”, as defined in the Lucia Agreement, Mr. Lucia will be eligible to receive a continuation of salary and group medical insurance for 12 months following termination of employment.

Stock Options

     Our 1999 Long-Term Incentive Stock Plan allows grants of stock options and other rights relating to our Common Stock. In general, whether exercising stock options is profitable depends on the relationship between the Common Stock’s market price and the option’s exercise price, as well as on the optionee’s investment decisions. Options that are “in the money” on a given date can become “out of the money” if prices change on the stock market. For these reasons, we believe that placing a current value on outstanding options is highly speculative and may not represent the true benefit, if any, that may be realized by the optionee. The following two tables give more information on stock options.

     The following table sets forth selected option grant information for the year ended December 31, 2003 with respect to options awarded to our Chief Executive Officer and each of our three other most highly compensated executive officers.

Options Granted in the Last Year

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciations for Option Term(b)
Name	Type of Option Granted	Number of Options Granted	% of Total Options Granted to Employees(a)	Exercise Price Per Share	Expiration Date	5%	10%

William F. Miller III	NQ	66,667	8.3%	$2.92	11/4/2013	$122,425	$310,250
	ISO	33,333	4.2%	2.92	11/4/2013	61,212	155,123

		100,000	12.5%			183,637	465,373

Robert M Holster	NQ	66,667	8.3%	2.92	11/4/2013	122,425	310,250
	ISO	33,333	4.2%	2.92	11/4/2013	61,212	155,123

		100,000	12.5%			183,637	465,373

William Lucia	NQ	33,332	4.2%	2.92	11/4/2013	61,210	155,118
	ISO	16,668	2.1%	2.92	11/4/2013	30,609	77,568

		50,000	6.3%			91,819	232,686

Philip Rydzewski	NQ	33,334	4.2%	2.92	11/4/2013	61,214	155,127
	ISO	16,666	2.1%	2.92	11/4/2013	30,605	77,559

		50,000	6.3%			91,819	232,686

(a)	Represents individual option grant as a percentage of total options issued in the year ended December 31, 2003.

(b)

The hypothetical potential appreciation shown in these columns reflects the required calculations at compounded annual rates of 5% and 10% set by the SEC, and therefore is not intended to represent either historical appreciation or anticipated future price appreciation of the Common Stock.

     The following table sets forth selected stock option exercise information for the year ended December 31, 2003 and the number and value of stock options as of December 31, 2003 relating to our Chief Executive Officer and each of our other three most highly compensated executive officers.

Stock Options Exercised in the Last Year and Related Period-ended Stock Option Values

			Number of Unexercised Options at Period-End		Value of Unexercised Options at Period-End (a)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Miller III	—	$—	860,418	189,582	$2,006,709	$317,041
Robert M Holster	—	—	816,668	183,332	1,963,584	309,166
William Lucia	—	—	265,834	106,666	361,417	147,133
Philip Rydzewski	—	—	216,668	83,332	302,502	101,998

(a)

Value of unexercised “in the money” options is determined by multiplying the number of shares subject to such options by the difference between the exercise price per share and $3.84, the closing price per share of the Common Stock on The NASDAQ-Amex National Market System on December 31, 2003.

Equity Compensation Plan Information

     The following table summarizes the total number of outstanding options and shares available for other future issuances of options under all of our equity compensation plans as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding warrants, options and rights (a)	Weighted-average exercise price of outstanding warrants, options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity Compensation Plans approved by Shareholders (1)	4,886,312	$3.10	994,976	(2)
Equity Compensation Plans not approved by Shareholders (3)	1,450,000	$1.25	—

Total	6,336,312	$2.68	994,976

1)

This includes options to purchase shares outstanding: (i) under the 1999 Long-Term Incentive Stock Plan, (ii) the 1995 Non-Employee Director Stock Option Plan, and (iii) 250,000 options approved by shareholders and granted to a director in June 2002.

2)

Of these shares: (i) 922,226 shares remain available for future issuance under our 1999 Long-Term Incentive Stock Plan, and (ii) 72,750 shares remain available for issuance under the 1995 Non-Employee Director Stock Option Plan.

3)

Options issued under plans not approved by shareholders include (i) 750,000 options granted in January 2001 to our Chairman and Chief Executive Officer in connection with his joining us, and (ii) 700,000 options granted in March 2001 to our President and Chief Operating Officer in connection with his joining us.

401(k) Plan

     Effective November 1, 1997, we established a 401(k) Plan to replace our terminated profit sharing plan. The 401(k) Plan permits an employee to contribute a portion of the employee’s compensation, subject to certain limitations. At our discretion, we may make annual contributions to the 401(k) Plan for the benefit of participating employees. For the fiscal years ended December 31, 2003, 2002 and 2001, 401(k) Plan expense was $467,000, $451,000 and $264,000, respectively.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of Richard H. Stowe, William W. Neal, and James T. Kelly, each of whom is a non-employee director of the Company. No member of this Committee was at any time during fiscal year 2003 or at any other time an officer or employee of ours. None of our executive officers served on the Compensation Committee of another entity or on any other committee of the Board of Directors of another entity performing similar functions during our last fiscal year.

     Notwithstanding contrary statements set forth in any of our previous filings under the Securities Act of 1933 (the Securities Act) or the Exchange Act that might incorporate future filings, including this Proxy Statement, the Compensation Committee report, the Audit Committee Report and the performance graph set forth below shall not be incorporated by reference into such future filings.

Compensation Committee Report on Executive Compensation

     This report provides an explanation of the philosophy underlying our executive compensation program and details on how decisions were implemented during fiscal year 2003 regarding the compensation paid to our executive officers.

     Our mission is to be a significant provider of quality services in the markets we serve. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, we must compete for, attract, develop, motivate, and retain top quality executive talent at the corporate office and operating business units during periods of both favorable and unfavorable business conditions.

     Our executive compensation program is a critical management tool in achieving this goal. “Pay for performance” is the underlying philosophy for our executive compensation program. Consistent with this philosophy, the program has been carefully conceived and is independently administered by the Compensation Committee of the Board of Directors, which is comprised entirely of non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct correlation in the short-term between executive performance and share price.

     The program is designed and administered to:

•	reward individual and team achievements that contribute to the attainment of our business goals; and

•

provide a balance of total compensation opportunities, including salary, bonus, and longer-term cash and equity incentives, that are competitive with similarly situated companies and reflective of our performance.

     In seeking to link executive pay to corporate performance, the Compensation Committee believes that the most appropriatemeasure of corporate performance is the increase in long-term shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share, and return on shareholders’ equity. The Compensation Committee may also consider qualitative corporate and individual factors which it believes bear on increasing our long-term value to our shareholders. These include: (i) revenue growth; (ii) increases in operating income; (iii) the attainment of specific financial goals; (iv) the development of competitive advantages; (v) the ability to deal effectively with the growing complexity of our businesses; (vi) success in developing business strategies, managing costs, and improving the quality of our services as well as customer satisfaction; (vii) execution of divestitures, business unit closures, acquisitions, and strategic partnerships, (viii) implementation of operating efficiencies, and (ix) the general performance of individual job responsibilities.

     Our executive compensation program consists of: (i) a base salary; (ii) an annual bonus; and (iii) a long-term incentive represented by stock options.

     Compensation of Executive Officers

     Salary. In determining the amount of compensation to be paid to our executive officers, the Compensation Committee adheres to long established compensation policies pursuant to which executive compensation is determined. Base salary determinants include the prevailing rate of compensation for positions of like responsibility in the particular geographic area, the level of the executive’s compensation in relation to our other executives with the same, more, or less responsibilities, and the tenure of the individual. To ensure both competitiveness and appropriateness of base salaries, we retain professional consultants on a periodic basis to update the job classification and pay scale structure pursuant to which individual executives (and the remainder of our employees) are classified and the pay ranges with which their jobs are associated.

     Bonus. Bonuses are intended to reward both overall corporate performance and an individual’s participation in attaining such performance. From time to time, bonuses are also awarded to augment base salary when a determination has been made that an executive’s salary is not competitive in light of the factors discussed above.

     Stock Options. The longer-term component of our executive compensation program consists of stock options. The options generally permit the option holder to buy the number of shares of the underlying Common Stock (an option exercise) at a price equal to or greater than the market price of the Common Stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the term of the option. Generally, a portion of the options vest over a period of several years and expire no later than ten years after grant. Stock options are granted upon the recommendation of management and approval of the Compensation Committee based upon their subjective evaluation of the appropriate amount for the level and amount of responsibility of each executive officer.

     Compensation of the Chief Executive Officer

     Determination of our compensation of William F. Miller III, our Chief Executive Officer, takes into account the factors described above as pertinent to the remainder of our executives and employees, while also taking into consideration the proprietary nature of our business and efforts expended in connection with development of our business strategy and service development activities. The Compensation Committee more specifically took into account Mr. Miller’s (i) success in growing revenues, (ii) success in improving operating income compared to the prior year and in general, progressively during the year, (iii) achievement of certain specified financial targets, and (iv) success in leading and strengthening the executive team and the operating management teams. The Compensation Committee also took into account the amount of Mr. Miller’s compensation relative to chief executive officers of comparable companies.

Other

     Section 162(m) of the Internal Revenue Code prohibits us from deducting any compensation in excess of $1 million paid to certain of our executive officers, except to the extent that such compensation is paid pursuant to a shareholder approved plan upon the attainment of specified performance objectives. The Compensation Committee believes that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Compensation Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but reserves the right, in appropriate circumstances, to pay amounts which are not deductible.

COMPENSATION COMMITTEE Richard H. Stowe, Chairman James T. Kelly William W. Neal

Report of Audit Committee

     In accordance with its Charter, a copy of which is attached to this Proxy Statement as Exhibit A, the Audit Committee of the Board of Directors, among its other duties, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. During fiscal year 2003, the Audit Committee met four times. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with our Chief Executive Officer and Chief Financial Officer and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also discussed with senior management, including our Chief Financial Officer, and the independent auditors the quality and adequacy of our internal controls and organization and responsibilities. The Audit Committee reviewed with both the independent auditors and our Chief Financial Officer their audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of our financial statements. The Audit Committee has considered whether the provision of nonaudit services by our independent auditor is compatible with the auditor’s independence.

     The Audit Committee reviewed our audited financial statements as of and for the fiscal year ended December 31, 2003 with management. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

AUDIT COMMITTEE Randolph G. Brown, Chairman James T. Kelly Richard H. Stowe

Shareholder Return Performance Graphs

     The graph presented below provides a comparison between the cumulative total shareholder return (assuming the reinvestment of dividends) on the Common Stock since October 1998 and The NASDAQ U.S. companies index, The NASDAQ computer and data processing service companies index, and The NASDAQ health service companies index, over the same period. The graph assumes the investment of $100 in the Common Stock and in each of the indices.

Total Return
300
250
200
150
100
50
-
Percentage Change
Oct-98
Oct-99
Oct-00
Dec-00
Dec-01
Dec-02
Dec-03
Year Ending
HMSY
Nasdaq US Composite
Nasdaq Computer & Data Processing Services Stocks
Nasdaq Health Services Stocks

Certain Relationships

      Galen D. Powers, a director since 1992, is the Senior Founder of Powers, Pyles, Sutter & Verville, P.C. (PPSV), a law firm specializing in healthcare and hospital law, which has provided legal and advisory services to us for many years. We expect PPSV to continue providing similar services in the future. The annual fees we have paid to PPSV have not been reportable under applicable SEC rules. As required by the current listing standards of The NASDAQ Stock Market, we review all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by our Audit Committee.

Other Business

     As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

Shareholder Proposals for 2005 Annual Meeting

     Any shareholder proposals intended to be presented at our 2005 Annual Meeting of Shareholders must be received by the Secretary, HMS Holdings Corp., 401 Park Avenue South, New York, New York 10016, no later than January 9, 2005 in order to be considered for inclusion in our Proxy Statement and form of proxy relating to such meeting. Shareholder communications to the Board of Directors, including any such communications relating to director nominees, may also be addressed to our Secretary at that address. The Board believes that no more detailed process for these communications is appropriate, due to the variety in form, content and timing of these communications. Our Secretary will forward the substance of meaningful shareholder communications, including those relating to director candidates, to the Board or the appropriate committee upon receipt.

     Moreover, with regard to any proposal by a shareholder not seeking to have such proposal included in the Proxy Statement but seeking to have such proposal considered at the 2005 Annual Meeting, if such shareholder fails to notify us in the manner set forth above of such proposal no later than March 26, 2005 then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2005 Annual Meeting notwithstanding that shareholders have not been advised of the proposal in the Proxy Statement for the 2005 Annual Meeting. Any proposals submitted by shareholders must comply in all respects with (i) the rules and regulations of the SEC, (ii) the provisions of our certificate of incorporation and by-laws, and (iii) applicable New York law.

Annual Report

     Our 2003 Annual Report on Form 10-K is concurrently being mailed to shareholders. The Annual Report contains our consolidated financial statements and the report thereon of KPMG LLP, independent certified public accountants.

BY ORDER OF THE BOARD OF DIRECTORS William F. Miller III Chairman and Chief Executive Officer

Dated: May 11, 2004

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

Exhibit A

HMS HOLDINGS CORP.
AUDIT COMMITTEE CHARTER
April 23, 2004

A.	PURPOSE

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the integrity of the Company’s systems of internal controls regarding finance, accounting and legal compliance;

•	the independent auditors’ qualifications and independence; and

•	the performance of the Company’s independent auditors.

B.	STRUCTURE AND MEMBERSHIP

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.

Independence. Except as otherwise permitted by the applicable rules of The NASDAQ Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

3.

Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (SEC)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the members of the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director’s fees.

6.

Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	AUTHORITY AND RESPONSIBILITIES

1.	General.

         The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditors, in accordance with the business judgment of its members. The Audit Committee’s oversight responsibility recognizes that the Company’s management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles and that the independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the Company’s management, as well as its independent auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Audit Committee members; consequently, in carrying out its duties and responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company’s financial statements are true and complete or are in accordance with generally accepted accounting principles.

2.	Oversight of Independent Auditors.

(a)

The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditors. The Audit Committee may, in its discretion, seek shareholder ratification of the independent auditors it appoints.

(b)	The Audit Committee shall establish with the independent auditors, the scope and plan of the work to be performed by the independent auditors as part of the audit for the current fiscal year.

(c)

The Audit Committee shall establish clear hiring policies for employees or former employees of the independent auditors proposed to be hired by the Company, as required by applicable law, rules and regulations.

(d)

The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditors describing all relationships between the independent auditors and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditors concerning any disclosed relationships or services that might impact the objectivity and independence of the auditors.

(e)

The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditors. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditors established by the Audit Committee.

(f)

The Audit Committee shall preapprove all audit services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditors.

(g)

The independent auditors shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditors, including resolution of disagreements between Company management and the independent auditors regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the independent auditors regarding:

(i)	critical accounting policies and practices;

(ii)

alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditors; and

(iii)	other material written communications between the independent auditors and Company management.

3.	Review of Documents and Reports.

(a)	The Audit Committee shall review and discuss with the Company’s management and independent auditors the Company’s annual audited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Audit Committee shall consider whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC (the Form 10-K). The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.

(b)

The Audit Committee shall review with management and the independent auditors the Company’s quarterly financial results and quarterly unaudited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Company’s selection, application and disclosure of critical accounting policies and practices used in such financial statements to be included in the Company’s Quarterly Report on Form 10-Q filed with the SEC (the Form 10-Q). The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q.

(c)

The Audit Committee shall discuss with management and the independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s processes and controls that could materially affect the Company’s financial statements and financial reporting. This review shall include a discussion of significant financial risk exposure and the steps management has taken to monitor, control and report such exposure.

(d)

The Audit Committee shall discuss with the independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (Communication with Audit Committees) as the same may be modified or supplemented.

(e)

The Audit Committee shall prepare an annual committee report for inclusion where necessary in a proxy statement of the Company relating to an annual meeting of security holders at which directors are to be elected.

4.	Other Matters.

(a)	The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls and the Company’s disclosure controls and procedures.

(b)

The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(c)	The Audit Committee shall monitor, oversee and review compliance with the provisions of the Company’s Code of Ethics that relate to accounting disclosures.

(d)

The Audit Committee shall serve as the initial reviewing body for allegations of violations of the Code of Ethics or requests for waivers of the provisions of the Code of Ethics by a director or executive officer of the Company that relate to accounting disclosures.

(e)	The Audit Committee shall review all related party transactions (as defined by applicable SEC rules) on an ongoing basis and all such transactions must be approved by the Audit Committee.

(f)

On at least an annual basis, the Audit Committee shall review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, or the Company’s compliance with applicable laws and regulations, and any inquiries received from regulators or governmental agencies.

(g)

The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors and are not inconsistent with the terms of this Charter, the Company’s By-laws and governing law.

D.	PROCEDURES AND ADMINISTRATION

1.

Meetings. The Audit Committee shall meet at least four times annually, or more frequently as circumstances indicate. The Audit Committee may request that members of management, representatives of the registered public accounting firm and others attend meetings and provide pertinent information, as necessary. In order to foster open communications, the Audit Committee shall meet at such times as it deems appropriate or as otherwise required by applicable law, rules or regulations in separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately.

Audit Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company’s By-laws, unless otherwise stated by resolution of the Board of Directors.

2.

Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.

Independent Advisors. The Audit Committee shall have the authority to engage and authorize funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.

Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

					Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

		FOR all nominees listed (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed		FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:	☐	☐ 2.	Ratification of the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004.	☐	☐	☐
Nominees:
	01. Randolph G. Brown 02. James T. Kelly 03. Galen D. Powers		3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space below.
__________________________________________________________________

Signature___________________________________________________ Signature_____________________________________________________ Date_____________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to Annual Meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		OR	Telephone	OR	Mail
http://www.eproxy.com/hmsy			1-800-435-6710		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.			Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.hmsholdings.com

HMS HOLDINGS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned appoints William F. Miller III and Robert M. Holster, and any one of them, as proxies, to vote all shares of Common Stock of HMS Holdings Corp. (the Company) held of record by the undersigned as of April 23, 2004, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at 401 Park Avenue South, New York, New York 10016 on Thursday, June 10, 2004, at 1:00 P.M. and any adjournments thereof, upon the following matters:

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE HEREOF. IN THEIR DESCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.  IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE 

HMS HOLDINGS CORP.
Annual Meeting of Shareholders June 10, 2004 401 Park Avenue South New York, NY 10016